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                                                                      Exhibit 1

                               THIRD AMENDMENT TO
                            ASSET PURCHASE AGREEMENT

      THIS THIRD AMENDMENT TO ASSET PURCHASE AGREEMENT (the "Third Amendment"), dated as of December 31, 2001, is made by and among SHILOH INDUSTRIES, INC., a Delaware corporation (the "Parent"), SHILOH AUTOMOTIVE, INC., an Ohio corporation ("Buyer"), and MTD PRODUCTS INC, an Ohio corporation ("Seller").

                                    RECITALS

      WHEREAS, the Parent, Buyer and Seller entered into a certain Asset Purchase Agreement, dated as of June 21, 1999 (the "Purchase Agreement") for the sale and purchase of substantially all of the assets of the unincorporated automotive division of Seller; and

      WHEREAS, the parties amended the Purchase Agreement by a First Amendment to Asset Purchase Agreement, dated as of August 31, 1999; and

      WHEREAS, the closing of the transaction contemplated under the Purchase Agreement occurred effective as of November 1, 1999; and

      WHEREAS, the parties amended the Purchase Agreement by a Second Amendment to Asset Purchase Agreement dated as of January 22, 2001; and

      WHEREAS, pursuant to Section 10.11 of the Purchase Agreement, the parties hereto desire to further amend said Purchase Agreement as more fully set forth herein; and

      WHEREAS, in connection with the payment of the cash portion of the Earnout Amount pursuant to the terms and conditions of the Second Amendment to Asset Purchase Agreement, the parties agreed that Buyer would satisfy its obligations with respect to the Cash Earnout Amount by executing and delivering to Seller a Promissory Note ("Promissory Note") in the principal amount of $4,045,392.00; and

      WHEREAS, the parties have determined to have Seller issue certain shares of preferred stock of Seller in lieu of payment of the Promissory Note.

      NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

      1. CERTAIN DEFINITIONS. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given to them in the Purchase Agreement.

      2. ISSUANCE OF PREFERRED STOCK. Notwithstanding any provision contained in
Section 2.8 of the Purchase Agreement or in the Second Amendment to the contrary, Buyer and Seller agree that with respect to the payment of the Promissory Note that Buyer shall satisfy its obligations under the Promissory Note by causing the Parent to issue 42,780 shares of Series A Preferred Stock of Parent to Seller. The terms and conditions of such Series A Preferred Stock shall be as set forth in the Certificate of Designations, a copy of which is attached hereto as Exhibit A and which shall be filed with the Secretary of State of Delaware. Upon issuance of the Series A Preferred Stock, Seller will cancel the Promissory Note and return the original copy of the Promissory Note to Buyer.

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      3. EFFECT OF THIRD AMENDMENT. Except as specifically provided herein, this
Third Amendment does not in any way waive, amend, modify, affect or impair the terms and conditions of the Purchase Agreement, and all terms and conditions of the Purchase Agreement are to remain in full force and effect unless otherwise specifically amended, waived or changed pursuant to this Third Amendment.

      4. ENTIRE AGREEMENT. This Third Amendment constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, representations, or other arrangements, whether express or implied, written or oral, of the parties in connection therewith except to the extent expressly incorporated or specifically referred to herein.

      5. COUNTERPARTS. This Third Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

      6. GOVERNING LAW. THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OHIO, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Third Amendment to be duly executed and delivered as of the date first above written.

                              SHILOH INDUSTRIES, INC.

                              /s/ John F. Falcon
                              ------------------------------------------------
                              By:  John F. Falcon
                              Its: Chief Executive Officer

                              SHILOH AUTOMOTIVE, INC.

                              /s/ John F. Falcon
                              ------------------------------------------------
                              By:  John F. Falcon
                              Its: President

                              MTD PRODUCTS INC

                              /s/ Ronald C. Houser
                              ------------------------------------------------
                              By:  Ronald C. Houser
                              Its: Executive Vice President and Chief Financial
                                   Officer


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                                    EXHIBIT A

                             SHILOH INDUSTRIES, INC.
              CERTIFICATE OF DESIGNATION OF THE POWERS, PREFERENCES
                 AND RELATIVE, PARTICIPATING, OPTIONAL AND OTHER
                 SPECIAL RIGHTS OF SERIES A PREFERRED STOCK AND
              QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF

                  --------------------------------------------

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                  --------------------------------------------

            The undersigned officers of Shiloh Industries, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Company"), do hereby certify:

            That, pursuant to authority conferred upon the board of directors of the Company (the "Board of Directors") by the Company's Restated Certificate of Incorporation (hereinafter referred to as the "Certificate of Incorporation"), the Board of Directors hereby authorizes the issuance of 100,000 shares of the Series A Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), hereinafter provided for and establishes the voting power thereof and further authorizes a committee of such Board of Directors consisting of the disinterested members (the "Committee") to fix the designations and any preferences or rights of such shares as provided pursuant to Section 151 of the General Corporation Law of the State of Delaware.

            At a meeting, the Committee duly adopted the following resolution:

            RESOLVED, that, pursuant to the authority vested in the Board of Directors in accordance with the Certificate of Incorporation, a new series of Preferred Stock of the Company is hereby designated as the Series A Preferred Stock.

            The designations and amount and the voting power, preferences and relative, participating, optional and other rights of the shares of Series A Preferred Stock, and the qualifications, limitations or restrictions thereof, are as set forth below:

      (a) DESIGNATION AND AMOUNT. The shares of such series of preferred stock shall be designated as "Series A Preferred Stock" and the number of shares constituting such series shall be 100,000, which number may be, from time to time, increased only with the approval of the holders of a majority of the shares of the then outstanding Series A Preferred Stock or decreased, but not below the number of shares of Series A Preferred Stock then outstanding, by the Board of Directors.

      (b) RANK. The Series A Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank senior to the Company's common stock, par value $.01 per share ("Common Stock"), and to all classes and series of capital stock of the Company now or hereafter authorized, issued or outstanding that by their terms expressly provide that they are junior to the Series A Preferred Stock with respect to dividend rights and rights on liquidation, winding up and dissolution (collectively, the "Junior Securities"). All shares of Series A Preferred Stock shall be of equal rank with each other.

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      (c)   DIVIDENDS. The holders of record of shares of Series A Preferred
Stock shall be entitled to receive cumulative dividends, at the rate of $5.75 per share (5.75%) per annum (subject to adjustment for any stock dividends, combinations or splits with respect to such shares), if, when and as declared by the Board of Directors out of the assets of the Company legally available therefor.

            As long as any shares of Series A Preferred Stock remain outstanding, the Company shall not declare or pay on or set apart for the Common Stock or any Junior Securities any dividend or other distribution whatsoever, except for dividends payable in shares of Common Stock with respect to shares of Common Stock outstanding, unless all accrued dividends on the then outstanding shares of Series A Preferred Stock shall have first been paid or shall have been declared and set apart for payment to the holders of the Series A Preferred Stock.

      (d) LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (a "Liquidation"), each holder of Series A Preferred Stock shall be entitled to be paid out of the assets that may be legally distributed to the Company's stockholders, prior and in preference to any payment or distribution (or any setting apart of any payment or distribution) of any assets on any shares of Common Stock or Junior Securities, an amount per share equal to $100.00 per share of the Series A Preferred Stock, subject to adjustment for any stock dividends, combinations or splits with respect to such shares, plus all accrued but unpaid dividends thereon (the "Liquidation Preference"). After the payment of the Liquidation Preference, the remaining assets of the Company shall be distributed to the holders of shares of Common Stock and Junior Securities. If upon Liquidation the assets legally available for distribution to the holders of the Series A Preferred Stock are insufficient to permit the payment to such holders of the full amounts specified in this paragraph (d), then the entire assets of the Company legally available for distribution will be distributed among the holders of the Series A Preferred Stock with equal priority and PRO RATA in proportion to the amounts they would otherwise be entitled to receive pursuant to this paragraph (d). Whenever the distribution provided for in this paragraph (d) shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors.

      (e) VOTING. Except as otherwise required under the General Corporation Law of the State of Delaware and other applicable law, the holders of the Series A Preferred Stock shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Company.

      (f) CONVERSION. The Series A Preferred Stock shall not be convertible into, or exchangeable for, any other shares of the Company's capital stock.

      (g)   REDEMPTION.

            (i) On or prior to December 15 of any year that any shares of Series A Preferred Stock remain outstanding (each such date, a "Redemption Date"), the Company may elect, at its sole option, to redeem any or all of the shares of Series A Preferred Stock then outstanding, in cash out of funds legally available therefor, at a price of $100.00 per share,

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subject to adjustment for any stock dividends, combinations or splits with respect to such shares, plus all accrued but unpaid dividends thereon (the "Redemption Price").

            (ii) The Company shall provide each holder of Series A Preferred Stock with a written notice of redemption (addressed to the holder at its address as it appears on the stock transfer books of the Company), not earlier than sixty (60) nor later than twenty (20) days before the applicable Redemption Date. The notice of redemption shall specify (A) the Redemption Date; (B) the number of shares to be redeemed; (C) the amount of the Redemption Price; and (D) the place of the holders of Series A Preferred Stock may obtain payment of the Redemption Price upon surrender of their certificates. On or before the applicable Redemption Date, each holder of shares of Series A Preferred Stock to be redeemed on such Redemption Date shall surrender the certificate or certificates representing such shares to the Company, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such share will be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Series A Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Series A Preferred Stock shall be issued forthwith.

      (h) SERIES PROTECTIVE PROVISIONS. So long as shares of Series A Preferred Stock remain outstanding, the Company shall not, without the approval, by vote or written consent, of the holders of a majority of the shares of Series A Preferred Stock then outstanding, voting as a separate class, amend the Certificate of Incorporation or By-laws in any manner that would alter or change the rights, preferences, privileges or restrictions of the Series A Preferred Stock so as to adversely affect such Series A Preferred Stock.

      (i) NO REISSUANCE OF PREFERRED STOCK. No share or shares of Series A Preferred Stock acquired by the Company by reason of redemption, purchase or otherwise will be reissued, and all such shares will be cancelled and retired.

      (j) PREEMPTIVE RIGHTS. Except as set forth herein, the shares of Series A Preferred Stock shall not entitle any holder to acquire, or have any rights, preemptive or otherwise, with respect to any issuance, sale, transfer, disposition or acquisition of any securities of the Company, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities or such warrants, rights or options may be designated, issued or granted.

      (k)   TRANSFER RESTRICTIONS.

            (i) Prior to any proposed transfer of any shares of the Series A Preferred Stock, the holder thereof shall give written notice to the Company of his intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by the Company, shall be accompanied by an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer may be effected without registration under the Securities Act of 1933 (the "Securities Act"), whereupon such holder shall be entitled to transfer the shares of the Series A Preferred Stock in accordance with the terms of the notice. No transfer shall be effective until such transfer is reflected on the register for the Series A Preferred Stock maintained by the Company's transfer agent. Each certificate transferred as above provided shall bear the legend set forth in paragraph (k)(ii) below, except that such certificate or instrument

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shall not bear such legend if (A) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement, (B) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (C) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee would be entitled to transfer such shares of Series A Preferred Stock in a public sale without registration under the Securities Act.

            (ii) Each certificate representing shares of the Series A Preferred Stock shall be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable laws):

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR QUALIFIED UNDER ANY SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND LAWS IS AVAILABLE AND, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, IS DELIVERED TO THE COMPANY PROVIDING THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED."

The Company's transfer agent shall refuse to register any attempted transfer of shares of the Series A Preferred Stock not in compliance with this paragraph
(k).


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      IN WITNESS WHEREOF, Shiloh Industries, Inc. has caused this Certificate of
Designation to be executed in its corporate name by John F. Falcon, its President and Chief Executive Officer, and attested by David J. Hessler, its Secretary, this 31st day of December 2001.

                                          SHILOH INDUSTRIES, INC.


                                          By: /s/ John F. Falcon
                                             -------------------------------
                                             John F. Falcon
                                             President and Chief Executive
                                             Officer

Attest:



By:  /s/ David J. Hessler
     -------------------------------
     David J. Hessler
     Secretary